TEMPLETON FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

                  TEMPLETON FUNDS, INC., a Maryland corporation registered under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The Board of Directors of the Corporation, at a meeting duly convened and held on February 21, 1997, adopted a resolution to increase the total number of Shares of Common Stock which the Corporation shall have the authority to issue to THREE BILLION SEVEN HUNDRED MILLION (3,700,000,000) Shares of Common Stock of the par value of ONE DOLLAR ($1.00) per Share and of the aggregate par value of THREE BILLION SEVEN HUNDRED MILLION DOLLARS ($3,700,000,000).

                  SECOND: Immediately prior to the effectiveness of the Articles Supplementary of the Corporation as hereinabove set forth, the Corporation had authority to issue THREE BILLION TWO HUNDRED MILLION (3,200,000,000) shares of Common Stock, of the par value $1.00 per share, and of the aggregate par value of THREE BILLION TWO HUNDRED MILLION ($3,200,000,000) dollars of which the Board of Directors had (i) classified EIGHT HUNDRED MILLION (800,000,000) Shares as Templeton World Fund Class I shares of Common Stock and classified FOUR HUNDRED MILLION (400,000,000) Shares as Templeton World Fund Class II shares of Common Stock, and (ii) classified ONE BILLION FIVE HUNDRED MILLION (1,500,000,000) Shares as Templeton Foreign Fund Class I shares of Common Stock, classified THREE HUNDRED MILLION (300,000,000) Shares as Templeton Foreign Fund Class II shares of Common Stock and classified TWO HUNDRED MILLION (200,000,000) Shares as Templeton Foreign Fund Advisor Class shares of Common Stock. As amended hereby, the Corporation's Articles of Incorporation authorize the issuance of THREE BILLION SEVEN HUNDRED MILLION (3,700,000,000) Shares of



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Common Stock of the par value of $1.00 per Share and having an aggregate par value of THREE BILLION SEVEN HUNDRED MILLION ($3,700,000,000) dollars, of which the Board of Directors has (i) classified EIGHT HUNDRED MILLION (800,000,000) Shares as Templeton World Fund Class I shares of Common Stock and classified FOUR HUNDRED MILLION (400,000,000) Shares as Templeton World Fund Class II shares of Common Stock and (ii) classified TWO BILLION (2,000,000,000) Shares as Templeton Foreign Fund Class I shares of Common Stock, classified THREE HUNDRED MILLION (300,000,000) Shares as Templeton Foreign Fund Class II shares of Common Stock and classified TWO HUNDRED MILLION (200,000,000) Shares as Templeton Foreign Fund Advisor Class shares of Common Stock. The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the classes of shares, as set forth in the Articles of Incorporation of the Corporation as heretofore amended and supplemented, are not changed by these Articles Supplementary.

                  THIRD: The Shares of Common Stock of the Corporation authorized and classified pursuant to Articles First and Second of these Articles Supplementary have been so authorized and classified by the Board of Directors under the authority contained in the Charter of the Corporation. The total number of Shares of Common Stock of the various classes that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.


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                  IN WITNESS WHEREOF, Templeton Funds, Inc. has caused these
Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

Date:  April 10, 1997

                                          TEMPLETON FUNDS, INC.

[CORPORATE SEAL]

                                          By: /s/JOHN R. KAY
                                             ---------------------
                                              John R. Kay
                                              Vice President

Attest: /s/JEFFREY L. STEELE
        ----------------------
        Jeffrey L. Steele
        Assistant Secretary